UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011 (July 29, 2011)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On August 1, 2011, NTELOS Holdings Corp. (the “Company”) announced that its Board of Directors has appointed Michael B. Moneymaker, the Company’s current Executive Vice President, Chief Financial Officer, Treasurer and Secretary, as President and Chief Financial Officer of the Company’s wireline business, effective upon the spin-off of the Company’s wireline business into an independent, publicly traded company. Mr. Moneymaker would serve on the wireline business board of directors following the spin-off. The Company also announced that its Board of Directors intends for Mr. Moneymaker to succeed James A. Hyde as the Chief Executive Officer of the wireline business following a post spin-off transition period and that Mr. Hyde would continue to serve on the wireline business’s board of directors after the transition period.

In addition, on August 1, 2011, the Company announced the appointment of Stebbins B. Chandor, Jr., age 51, as the Company’s Executive Vice President. The Company also announced that the Board of Directors intends for Mr. Chandor to succeed Mr. Moneymaker as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary upon the effective date of the spin-off of the Company’s wireline business.

Mr. Chandor served as Executive Vice President and Chief Financial Officer of iPCS, Inc. (“iPCS”) from March 2004 to December 4, 2009, the closing date of Sprint Nextel Corporation’s acquisition of iPCS. Previously Mr. Chandor served in other executive management positions with iPCS and with Metro One Telecommunications, Inc. From June 1985 to August 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms.

Additionally, Mary McDermott, the Company’s Senior Vice President, Legal and Regulatory Affairs, will leave the Company upon the spin-off and will assume the same role for the wireline business.

Related Executive Officer Employment Agreements

In connection with his appointment as President and Chief Financial Officer of the wireline business, NTELOS Wireline One Inc. has entered into an agreement with Mr. Moneymaker dated as of July 29, 2011. The employment agreement expires on December 31, 2013 and will automatically be extended from year-to-year thereafter unless notice of termination is previously provided. However, if the employment agreement term has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term shall not expire until 24 months following the “change in control.” The employment agreement provides for an annual base salary of $412,500 per year and a target bonus opportunity of 100% of Mr. Moneymaker’s base salary, which will be paid if the bonus criteria, as set by the Board of Directors, for the applicable period are met. The agreement also provides that the Company will make Mr. Moneymaker an “initial equity” grant on the date he is appointed as the Chief Executive Officer of $206,250 in value of restricted stock which, beginning on the second anniversary of this appointment, will vest 33  1/3% for each full year of his continued employment, and an initial equity grant of $206,250 in value of stock options which, beginning on the first anniversary of the appointment, will vest 25% for each full year of his continued employment.

If Mr. Moneymaker is terminated by the Company for any reason other than for “cause” or Mr. Moneymaker terminates his employment for “good reason” (as such terms are defined in the employment agreement), Mr. Moneymaker will receive an amount equal to 50% of his base salary payable in at-least monthly installments for a period of 24 months. Additionally, in the event of Mr. Moneymaker’s resignation, Mr. Moneymaker will remain vested in all vested restricted stock and stock options awarded in the initial equity grant and shall be entitled to receive the earned and unpaid target incentive payment under the Company’s team incentive plan.

The employment agreement restricts Mr. Moneymaker from competing, directly or indirectly, with the Company or soliciting certain employees and officers of the Company or its affiliates during the term of the employment and for a period of 24 months thereafter. In the event that Mr. Moneymaker is terminated by the Company for any reason other than for “cause” or has resigned for “good reason,” then during the non-competition and non-solicitation period and in consideration of his undertakings during such period, Mr. Moneymaker will receive an amount equal to 50% of his annual salary payable at-least monthly for a period of 24 months.

In connection with his appointment as Executive Vice President, the Company has entered into an agreement with Mr. Chandor dated as of July 29, 2011. The employment agreement expires on December 31, 2013 and will automatically be extended from year-to-year thereafter unless notice of termination is previously provided. However, if the employment agreement term has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term shall not expire until 24 months following the “change in control.” The employment agreement provides for an annual base salary of $340,000 per year and a target bonus opportunity of 60% of Mr. Chandor’s base salary, which will be paid if the bonus criteria, as set by the Board of Directors, for the applicable period are met. The agreement also provides that the Company will make Mr. Chandor an “initial equity” grant of $600,000 in value of restricted stock, which shares shall vest thirty percent (30%) on December 31, 2011, thirty percent (30%) on the first anniversary of his employment, twenty percent (20%) on the second anniversary of his employment, and twenty percent (20%) on the third anniversary of his employment, and an initial equity grant of $350,000 in value of stock options, which options shall vest twenty-five percent (25%) for each full year of his continued employment with the Company commencing on the first anniversary of his employment.

If Mr. Chandor is terminated by the Company for any reason other than for “cause” or Mr. Chandor terminates his employment for “good reason” (as such terms are defined in the employment agreement), Mr. Chandor will receive an amount equal to 50% of his base salary payable in at-least monthly installments for a period of 24 months. Additionally, in the event of Mr. Chandor’s resignation, Mr. Chandor will remain vested in all vested restricted stock and stock options awarded in the initial equity grant and shall be entitled to receive the earned and unpaid target incentive payment under the Company’s team incentive plan.

The employment agreement generally restricts Mr. Chandor from competing, directly or indirectly, with the Company or soliciting certain employees and officers of the Company or its affiliates during the term of the employment and for a period of 24 months thereafter. In the event that Mr. Chandor is terminated by the Company for any reason other than for “cause” or has resigned for “good reason,” then during the non-competition and non-solicitation period and in consideration of his undertakings during such period, Mr. Chandor will receive an amount equal to 50% of his annual salary payable at-least monthly for a period of 24 months.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 29, 2011, between NTELOS Wireline One Inc. and Michael B. Moneymaker.

10.2	Employment Agreement, dated July 29, 2011, between NTELOS Holdings Corp. and Stebbins B. Chandor, Jr.

99.1	Press release dated August 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2011

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated July 29, 2011, between NTELOS Wireline One Inc. and Michael B. Moneymaker.

10.2	Employment Agreement, dated July 29, 2011, between NTELOS Holdings Corp. and Stebbins B. Chandor, Jr.

99.1	Press release dated August 1, 2011.